77c)  Matters submitted to a vote of security holders:

On April 26, 1999, at its Annual Meeting of Trust
Participants, the following items were considered.
The results, which are unaudited, follow:

1. Approval of portfolio management by Retirement
System Investors Inc. of a portion of the Emerging Growth Equity Fund (Voted on by
Emerging Growth Fund unitholders only.)

	Units
FOR	579,047,246
AGAINST	488,589
ABSTAIN	258,325


2. Approval of a new investment sub-advisory agreement between Retirement System Investors Inc.
and Bank of Ireland Management (US) Limited.
(Voted on by International Equity Fund unitholders only.)

	Units
FOR	427,877,809
AGAINST	64,408
ABSTAIN	0

3. Approval of a new investment management agreement between the Trust and Retirement System
Investors Inc. for the International Equity Fund
(Voted on by International Equity Fund unitholders only.)

	Units
FOR	427,877,809
AGAINST	64,408
ABSTAIN	0

4. Approval of a new investment management agreement between the Trust and Retirement System
Investors Inc. for the Value Equity Fund.
(Voted on by Value Equity Fund unitholders only.)

	Units
FOR	719,764,471
AGAINST	2,376,853
ABSTAIN	91,273